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                                                                   Exhibit 10.66


                        FIRST AMENDMENT TO LOAN AGREEMENT
                                     BETWEEN
                           SEQUANA THERAPEUTICS, INC.
                                       AND
                           THE SUMITOMO BANK, LIMITED


        THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "First Amendment") is made and entered into as of January 8, 1998 by and between SEQUANA THERAPEUTICS, INC., a California corporation ("Sequana" or the "Borrower") and THE SUMITOMO BANK, LIMITED, a Japanese banking corporation (the "Bank").

                                    RECITALS:

        A. The Borrower and the Bank entered into that certain loan agreement dated October 23, 1996 (the "Loan Agreement"). Any capitalized terms which are not defined herein shall have the meaning ascribed to such capitalized terms in the Loan Agreement.

        B. Pursuant to the Loan Agreement and the other Loan Documents, Bank agreed to make the Loan to Borrower in the aggregate principal amount of Seven Million Dollars ($7,000,000).

        C. The Bank, as Agent, and the Bank and Silicon Valley Bank, a California banking corporation ("SVB"), as Lender entered into that certain loan agreement dated September 29, 1997 with Arris Pharmaceutical Corporation, a Delaware corporation ("Arris") (the "Arris Loan Agreement").

        D. Pursuant to the Arris Loan Agreement, the Bank and SVB, as Lender, together agreed to make a loan to Arris in the aggregate principal amount of Twenty Million Dollars ($20,000,000) with the sum Eleven Million Eight Hundred Thousand and No/100 Dollars ($11,800,000) being the initial loan disbursement under the Arris Loan Agreement.

        E. Sequana has reached an agreement with Arris pursuant to which Beagle Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Arris formed solely to effect the merger transaction, will merge with and into Sequana pursuant to the terms of a Reorganization Agreement (the "Merger"). Pursuant to the Merger, Sequana will be the surviving corporation and Sequana will become a wholly owned subsidiary of Arris. Pursuant to the Loan Agreement, Sequana has requested that the Bank consent to the Merger. The Bank is willing to consent to the Merger provided that certain modifications to the Loan Agreement are made, including without limitation that the Loan Agreement and Arris Loan Agreement provide for cross-trigger events and cross-default events.

        F. As a consequence of the proposed Merger, the Bank and the Borrower desire to make certain modifications to the Loan Agreement which shall become effective on the Effective Date (as defined in Section 1 below). After the Effective Date, the Borrower and the Bank intend that the Loan Agreement together with this First Amendment be construed together as one fully integrated agreement.



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        IN CONSIDERATION of the Recitals, the mutual covenants contained herein, and other good and valuable consideration, the Bank and the Borrower agree as follows:

                                    AGREEMENT

        1. The effective date ("Effective Date") of this First Amendment shall be the date that the Merger is consummated and Sequana becomes a wholly owned subsidiary of Arris.

        2. Borrower hereby unconditionally reaffirms each and all of its obligations under the Loan Agreement, the Note, the Restricted Account and Security Agreement, the Collateral Bailment Agreement, the Irrevocable Instructions and Power of Attorney, the Custodian Agreement and each of the other Loan Documents. Without limiting the generality of the foregoing, Borrower hereby reaffirms its promise to pay the indebtedness evidenced by the Note and Loan Agreement and to perform each and all of the conditions and covenants required to be performed by Borrower pursuant to the Note, the Loan Agreement and other Loan Documents. By executing this First Amendment, Borrower acknowledges and covenants that, as of the Effective Date, Borrower has no defenses, claims, counterclaims, causes of action or rights of setoff of any kind or nature whatsoever against Bank with respect to or arising out of or relating to the Loan, the Note, the Loan Agreement or any of the other Loan Documents.

        3. From and after the Effective Date the following provisions shall apply: This First Amendment and the Loan Agreement shall be construed together as one fully integrated agreement. Except as specifically amended by this First Amendment, the terms of the Loan Agreement and other Loan Documents shall remain unaltered and in full force and effect in accordance with their original terms and conditions. Any references to the Loan Agreement contained in the Note, Restricted Account and Security Agreement, the Collateral Bailment Agreement, the Irrevocable Instructions and Power of Attorney, the Custodian Agreement or any of the other Loan Documents shall be deemed to refer to the Loan Agreement as amended by this First Amendment.


        4. The effectiveness of this First Amendment and the obligations of the Bank hereunder shall be subject to the following conditions precedent:

           (a) the Borrower will have executed and delivered to the Bank this First Amendment;

           (b) no Event of Default (after giving effect to the amendments contemplated in this First Amendment) shall have occurred, and be continuing, under the Loan Agreement;

           (c) the Bank shall have received reimbursement from Borrower of all costs and expenses incurred by Bank in connection with this First Amendment, including without limitation, the Bank's legal fees and expenses incurred in connection with the negotiation and preparation of this First Amendment and any other fees and expenses of the Bank for UCC searches or filing fees.



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           (d) the Borrower will have delivered to the Bank the following, in a form and in substance acceptable to the Bank:

                (i) a copy of the certificate of incorporation of Sequana certified by the Secretary of State of California;

                (ii) a copy of the bylaws of the Borrower certified by its Secretary;

                (iii) a copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this First Amendment and the reaffirmation of all obligations under the Loan Documents, certified by the Secretary of the Borrower;

                (iv) a good standing certificate for the Borrower, dated as of the date not more than ten (10) days prior to the Effective Date of this First Amendment from the Secretary of State of the State of California; and

                (v) an incumbency certificate with respect to the officers of the Borrower, certified by the Secretary.

           (e) counsel to the Borrower (which may be in-house general counsel) will have delivered to the Bank such counsel's legal opinion as to the due organization, existence and qualification to do business, and good standing of the Borrower, due authorization, execution and enforceability of this First Amendment, the Loan Agreement and the other Loan Documents, the absence of pending and threatened litigation, the non-contravention of other documents, instruments, laws and regulations, and such other matters that the Bank may reasonably require, in form and substance reasonably satisfactory to the Bank.

           (f) Arris will have executed and delivered to the Bank a First Amendment to the Arris Loan Agreement in a form and substance satisfactory to the Bank and SVB.

           (g) The Merger shall have been consummated and Sequana shall have become a wholly owned subsidiary of Arris.

        5. Borrower hereby represents and warrants that all representations and warranties contained in the Loan Agreement are true and correct as of the date of execution hereof.

        6. From and after the Effective Date, Section 5.10 is amended and restated in its entirety to read as follows:

                        "SECTION 5.10. FINANCIAL COVENANTs. The Borrower, on a
                consolidated basis with Borrower's subsidiaries (if any) but not on a consolidated basis with its parent Arris Pharmaceutical Corporation, a Delaware corporation ("Arris") or its other Affiliates, shall at all times maintain:

                        (i) A maximum ratio of Total Debt to Net Worth, as
                calculated at the end of each fiscal quarter on the basis of the average of the ratio of Total Debt to Net Worth for each of the previous four fiscal quarters, of 0.5:1;



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                        (ii) A minimum Current Ratio, as calculated on a
                quarterly basis, of 2.0:1;

                        (iii) A minimum Net Cash Level equal to the then
                outstanding principal balance due under the Note plus Fifteen Million Dollars ($15,000,000);

                        (iv) Cash and Cash Equivalents, which are not subject to
                any Lien or claim of any Person (other than General Tax Liens), on hand in the Investment Account in an amount not less than the sum of Ten Million Dollars ($10,000,000) plus restricted cash and amounts which may be restricted in the future pursuant to agreements between the Borrower and third parties; and

                        (v) A minimum Net Worth of Ten Million Dollars
                ($10,000,000).

The failure of the Borrower to maintain any of the covenants set forth in this
Section 5.10(i)-(v) and/or the failure of Borrower to maintain the covenants set forth in Section 5.12 and/or the failure of Arris to maintain any of the covenants set forth in Section 5.10 of that certain loan agreement dated as of September 29, 1997 by and among Arris, the Bank, as Agent and the Bank and Silicon Valley Bank, a California banking corporation, as Lender, as it may be amended from time to time (the "Arris Loan Agreement") and/or the occurrence of an Event of Default under Section 8.1 of this Agreement shall be a "Trigger Event.""

        7. From and after the Effective Date, new Section 5.12 shall be applicable and read as follows:

                        "5.12 MAINTENANCE OF SEPARATE CORPORATE EXISTENCE. For
                purposes of Borrower's preparing an internal annual report under
                Section 6.1, the quarterly reports under Section 6.2, the cash and covenant reports required under Section 6.4 and determining Borrower's compliance with the financial covenants set forth in Sections 5.10(i) through 5.10(v), Borrower shall maintain its own financial statements, balance sheets, income statements, statements of cash flow and other books and records separate from the financial statements, books and records of Arris; provided, however, that such reports and such separate financial statements, balance sheets, income statements, statements of cash flow and other books and records of Borrower may be internally prepared by Borrower and need not be audited by Borrower's outside auditors; provided, further, that Borrower's outside accountant audited annual reports under Section 6.1 and Borrower's public reports under Section 6.3 may be prepared by Borrower on a consolidated basis with Arris and Arris' and Borrower's respective Affiliates. All of Borrower's assets, including Borrower's Cash and Cash Equivalents, and all of Borrower's liabilities shall be maintained separate from, and not commingled or consolidated with, the assets or liabilities of Arris. Borrower shall maintain its own corporate existence and shall not consolidate with, merge into or convey or transfer its properties substantially as an entirety to any Affiliate (including, without limitation, Arris) without the Bank's prior written consent."

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        8. From and after the Effective Date, Section 8.1 is amended and restated in its entirety to read as follows:

                        "SECTION 8.1. EVENTS OF DEFAULT. If any one or more of
                the following events ("Event of Default") shall occur and be continuing, the entire unpaid balance of the principal of and interest on the Note and all other obligations and Indebtedness of the Borrower to the Bank arising hereunder and under the other Loan Documents will (i) in the case of any Event of Default of the types referred to in subparagraph (f) hereinbelow, immediately become due and payable without notice and (ii) in the case of any other Event of Default, immediately become due and payable upon written notice to that effect given to the Borrower by the Bank, without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower. Upon an Event of Default, the Bank shall have the rights and remedies provided for herein and in the other Loan Documents and under applicable law and in equity, and the rights and remedies provided for herein shall be cumulative and in addition to the rights and remedies provided for therein. Each of the following shall constitute an Event of Default:

                        (a) Failure by the Borrower to make any payment when due
                of any amount payable under the Loan Documents, which failure is not cured within five (5) days of the occurrence thereof.

                        (b) Failure by the Borrower to make any mandatory
                payments under any borrowing agreement (other than the Loan Documents) to which the Borrower is a party within any applicable grace period provided in such agreement or any other default by the Borrower under any such borrowing agreement and the failure of the Borrower to cure such default within any applicable grace period, provided that no Event of Default will be deemed to have occurred under this paragraph (b) with respect to any indebtedness under any borrowing agreement if payment of such indebtedness, after notice thereof having been given to the Bank, is being contested by the Borrower in good faith and by appropriate proceedings and such contest operates to prevent the other party to such agreement from exercising its remedies against the Borrower or any of its properties and the amount in dispute is in the aggregate less than $250,000.

                        (c) Failure by the Borrower to perform or observe any
                term, condition or covenant set forth in Section 2.6.

                        (d) Failure by the Borrower to perform or observe any
                material term, condition or covenant of this Agreement or of any of the Loan Documents (other than the covenants set forth in Section 5.10(i) through 5.10(v) which shall constitute a Trigger Event instead) which failure (other than a failure which by its nature is not capable of cure and other than a failure to perform or observe any term, condition or covenant referred to or set forth in Subparagraphs (a), (b) and (c) hereinabove) is not cured within thirty (30) days of the occurrence thereof.



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                        (e) Any representation or warranty made in writing to
                the Bank in any of the Loan Documents or in connection with the making of the Loan or a certificate, statement or report made or delivered in compliance with this Agreement, will have been false or misleading in any material respect when made or delivered.

                        (f) The Borrower makes an assignment for the benefit of
                creditors, files a petition for bankruptcy, petitions or applies to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there will have been filed any such petition or application, or any such proceeding has been commenced against it, which remains undismissed for a period of sixty (60) days or more; or any order for relief is entered in any such proceeding; or the Borrower by any act or omission indicates its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties; or the Borrower suffers any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more.

                        (g) Any single judgment of $200,000 or more or a
                combination of unsecured judgments aggregating $200,000 or more against the Borrower not covered by insurance or any attachment or levy of execution against any substantial part of the Borrower's properties for any amount (not covered by insurance) remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more.

                        (h) Any Loan Document ceases to be in full force and
                effect in all material respects for any reason (other than due to the payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank).

                        (i) After the occurrence of a Trigger Event under
                Section 5.10, the failure of the Borrower and/or the Account Holder to make the requisite transfer to the Custodian Account as provided in Section 5.11 such that, not later than 5:00 P.M. in New York, New York on the first Business Day following the occurrence of the Trigger Event, the Restricted Account Balance equals or exceeds the Required Restricted Account Balance.

                        (j) Upon the occurrence of a Trigger Event under Section
                5.10, the failure of the Borrower to execute and deliver, or cause to be executed and delivered, any additional documents reasonably requested by the Bank in connection with the transfer by the Borrower and/or Account Holder to the Custodian Account as provided in Section 5.11 (including without limitation any additional documents requested by the Bank in order to further implement or perfect the pledge of assets held in the Custodian Account and any additional opinion of the Borrower's counsel on such matters the Bank may require, in a form and substance satisfactory to Bank).



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                        (k) Failure by the Borrower to comply in any material
                respect with its "Investment Policy", for investment of all Cash and Cash Equivalents or the Borrower's making a material change to such investment policy without the Bank's prior written approval, which approval shall not be unreasonably withheld. A copy of the Borrower's Investment Policy is attached hereto as
                Schedule 8.1 .(j).

                        (l) After the occurrence of a Trigger Event and the
                initial transfer to the Custodian Account as provided in Section 5.11, the failure of the Borrower and/or the Account Holder to make, within one Business Day following the request of the Bank, such additional transfers to the Custodian Account as may be necessary, from time to time, to increase the Restricted Account Balance so that it equals the Required Restricted Account Balance.

                        (m) The failure by the Borrower, at any time, to
                maintain a Net Cash Level equal to the sum of (i) the then outstanding principal balance under the Note plus (ii) Ten Million Dollars ($10,000,000).

                        (n) The occurrence of an "Event of Default" under the
                Arris Loan Agreement, as defined in Section 8.1 of the Arris Loan Agreement.

                        (o) After the Closing Date, a material adverse change in
                the business or financial condition of the Borrower occurs."

        9. CONSENT TO MERGER. In consideration of this First Amendment, the Bank hereby consents to the Merger.

        10. MISCELLANEOUS.

           (a) This First Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of California without reference to its conflict of laws rules.



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           (b) This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan Agreement to be duly executed as of date first above written.

                                        SEQUANA THERAPEUTICS, INC.




                                        By: /s/ M. SCOTT SALKA
                                            ------------------------------------
                                        Name: M. Scott Salka
                                              ----------------------------------
                                        Title: Vice President, Chief Financial
                                               Officer
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE SUMITOMO BANK, LIMITED




                                        By: /s/ CAROLE A. DALEY
                                            ------------------------------------
                                        Name: Carole A. Daley
                                              ----------------------------------
                                        Title: Vice President and Manager
                                               ---------------------------------


                                        By: /s/ J. WILLIAM BLOORE
                                            ------------------------------------
                                        Name: J. William Bloore
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------



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